UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________________________________________
FORM 8-K
___________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2016
___________________________________________________________

FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________________________

Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(708) 407-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant
(a) Dismissal of Independent Registered Public Accounting Firm
On July 08, 2016 (the “Dismissal Date”), Fenix Parts, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”), effective immediately, as the Company’s independent registered public accounting firm. The audit committee of the board of directors (the “Audit Committee”) recommended and approved the dismissal of BDO.

The reports of BDO on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no “reportable events,” except that the Company’s independent registered public accounting firm identified material weaknesses in the Company’s internal control over financial reporting, as defined under Item 304(a)(1)(v) of Regulation S-K and as disclosed in the Company’s most recent Form 10-K. These material weaknesses were attributable to (A) our lack of (i) accounting personnel with an appropriate level of accounting knowledge, experience and training commensurate with our financial reporting requirements, (ii) procedures to prepare and for management to review account reconciliations and other analyses on a timely and systematic basis to appropriately document and support the recording of financial information, including purchase accounting entries, and (iii) thorough review of significant contracts for key accounting ramifications, as well as (B) undue reliance on the findings and conclusions of third-party specialists without an appropriate level of internal review, and (C) limited segregation of duties and access rights controls over information systems at Subsidiaries without compensating corporate procedures and controls. In an effort to remediate deficiencies in its internal controls, the Company is in the process of adding personnel to its accounting staff, standardizing financial reporting policies and procedures and upgrading its internal accounting systems. In addition, the Company has implemented steps to establish a Company-wide system of uniform account classifications and is migrating all operations to common information systems. This is a significant task and an integral part of the Company’s integration plan for acquired businesses, which may require an extended period of time to complete.

The Audit Committee discussed the subject matter of the foregoing material weaknesses with BDO, and the Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weaknesses.

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BDO furnish the Company with a copy of BDO’s letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to them made by the Company in this Current Report on Form 8-K. A copy of BDO’s letter to the SEC dated July 11, 2016 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 8, 2016, the Audit Committee recommended and approved the selection of Crowe Horwath LLP (“Crowe”), effective immediately, as the Company’s new independent registered public accounting firm.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

16.1	Letter from BDO USA LLP dated July 11, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 11, 2016

Fenix Parts, Inc.
By:	/s/ Kent Robertson
Name:	Kent Robertson
Title:	President and Chief Executive Officer

EXHIBIT 16.1